                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement"), made and entered into this 12th day of July, 2001, by and between Jupiter Media Metrix, Inc., a Delaware corporation (the "Company"), and Robert Becker (the "Executive").

                                   WITNESSETH

        WHEREAS, the Company has a need for the Executive's service in an executive capacity;

        WHEREAS, the Executive possesses the necessary strategic, financial, planning, operational and managerial skills necessary to fulfill those needs;

        WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to set forth the terms and conditions of the Executive's employment with the Company.

        NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

        1.      Position.

                The Company hereby agrees to employ the Executive to serve in the role of Chief Executive Officer, subject to the terms and conditions contained herein. The Executive shall, at all times during the Term, report directly to the Board of Directors of the Company (the "Board"). The Executive accepts such employment upon the terms and conditions contained herein, and further agrees to perform to the best of his abilities the duties generally associated with his position, as well as such other duties commensurate with his position as may be reasonably assigned by the Board. The Executive shall perform his duties diligently and faithfully and shall devote his full business time and attention to such duties, provided that the Executive may devote time and attention to personal financial matters and charitable activities. The Executive shall be appointed to serve on the Board for a term expiring at the meeting of the Company's shareholders held in 2003 and shall be nominated for a successive term on the Board so long as the Executive remains employed by the Company as Chief Executive Officer at the time such nominations are made. The Executive agrees to resign his position as a member of the Board upon the termination of his employment with the Company for any reason or at such time he ceases to serve as the Company's Chief Executive Officer.

        2.      Term of Agreement and Renewal.

                The term of Executive's employment under this Agreement will commence on the date of this Agreement (the "Effective Date"). Subject to the provisions of Section 8 of this Agreement, the term of Executive's employment hereunder shall be for an initial term of three (3) years from the Effective Date (the "Initial Term"). The Initial Term of this Agreement shall be automatically extended for successive one (1) year periods (each a "Renewal Period") unless the Company or the Executive gives written notice to the other at least ninety (90) days prior to the expiration of the Initial Term, or a Renewal Period, of such party's election not to extend this

Agreement. References herein to the "Term" shall mean the Initial Term as it may be so extended by one or more Renewal Periods. The last day of the Term is the "Expiration Date."

        3.      Compensation and Benefits.

                (a) Salary. Commencing on the Effective Date, the Company agrees to pay the Executive a base salary at an initial annual rate of three hundred and fifty thousand dollars ($350,000.00), payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. Thereafter, the Board shall determine appropriate increases to Executive's Salary but in no event shall diminish the amount of Executive's Salary below the initial annual rate, or below any increased rates, unless all of the senior executives of the Company undergo comparable decreases.

                (b) Bonus. The Executive shall be eligible to receive annual bonuses, up to a maximum of 75% of the annual Salary (inclusive of any guaranteed bonus as set forth below), based on his achievement of reasonable performance goals to be agreed upon by the Company and the Executive in good faith within sixty days of the Effective Date and within sixty days of the commencement of each calendar year during the Term. For calendar year 2001, the Executive shall receive a guaranteed bonus of 50% of the annual Salary and such guaranteed bonus, as well as any additional bonus awarded to Executive for calendar year 2001 under the preceding sentence, shall be paid to Executive on or about the first anniversary of this Agreement; for calendar year 2002, the Executive shall receive a guaranteed bonus of 30% of the Annual Salary and such guaranteed bonus, as well as any additional bonus awarded to Executive for calendar year 2002 under the preceding sentence, shall be paid to Executive on or about the second anniversary of this Agreement; and for calendar year 2003, the Executive shall receive a guaranteed bonus of 30% of the Annual Salary and such guaranteed bonus, as well as any additional bonus awarded to Executive for calendar year 2003 under the preceding sentence, shall be paid to Executive on or about the third anniversary of this Agreement. For subsequent calendar years during the Term, the Executive shall receive a guaranteed bonus of 30% of the Annual Salary and the timing of the payment of any bonus for any subsequent calendar year shall be agreed to by the Company and the Executive at the end of the Initial Term or relevant Renewal Period.

                (c) Benefits. The Executive shall be entitled to participate in all employee benefit plans which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing, paid vacation and similar benefits.

                (d) Stock Options. As of the Effective Date, the Company shall grant the Executive, pursuant to the Company's 2000 Equity Incentive Plan, an option to purchase one million (1,000,000) shares of the Company's common stock at a purchase price equal to the fair market value of the shares at the time of the grant, vesting as to 25% of the option shares on the first anniversary of the grant, and in thirty six (36) equal monthly installments thereafter, in each case as long as the Executive is employed by the Company on such vesting dates. In addition, as of the Effective Date, the Company shall grant the Executive an option to purchase fifty thousand (50,000) shares of the Company's common stock at a purchase price equal to the fair market value of the shares at the time of the grant, vesting as to 25% of the option shares on the first anniversary of the grant, and in thirty six (36) equal monthly installments thereafter, in each case as long as the Executive is employed by the Company on such vesting dates; provided, however, that such option grant shall not be made pursuant to the Company's Stock Option Plan but shall, to the extent legally permissible, be subject to the same terms and conditions of the standard Stock Option Agreement utilized by the Company in connection with grants made under the 2000 Equity Incentive Plan. The Executive shall be eligible to receive additional option grants as part of the Company's annual option grant program, in an amount determined by the Board or the appropriate committee thereof, in their sole discretion.

                (e) Expenses. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policies.

                (f) Relocation Expenses. The Company shall pay the reasonable relocation expenses incurred by Executive in connection with his relocation from the Boston area to the New York City area.

        4.      Confidentiality, Disclosure of Information.

                (a) The Executive recognizes and acknowledges that the Executive has had and will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. The Executive will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder). The term "Confidential Information" means information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to the Company's business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Agreement by the Executive, regardless of whether the Executive continues to be employed by the Company.

                (b) It is further agreed and understood by and between the parties to this Agreement that all "Company Materials," which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of the Company and, upon termination of Executive's employment with the Company, and/or upon the request of the Company, all Company Materials, including copies thereof, as well as all other Company property then in the Executive's possession or control, shall be returned to and left with the Company.

        5.      Inventions Discovered by Executive.

                The Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, at any time during or after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which the Executive was or is involved, (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which directly relates to any of the Executive's work during the Term, whether or not during normal working hours. The Executive hereby assigns to the Company all of the Executive's right, title and interest in and to any such Inventions. During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive's agreed compensation during the course of the Executive's employment. Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether created alone or jointly with others, related to the Executive's employment with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. Section 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. Section 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. The Executive hereby irrevocably designates counsel to the Company as the Executive's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 5 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the Executive hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. The Executive agrees to confirm any such waivers and consents from time to time as requested by the Company.

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        6.      Non-Competition and Non-Solicitation.

                The Executive acknowledges that the Company has invested substantial time, money and resources in the development and retention of its customers, accounts, business partners, Inventions, and other Confidential Information (including trade secrets), and further acknowledges that during the course of the Executive's employment with the Company the Executive has had and will have access to the Company's Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company.

                In recognition of this, the Executive covenants and agrees that:

                (a) During the Term, and for a period of two (2) years thereafter, the Executive may not, without the prior written consent of the Company, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) participate in any business that offers products or services directly competitive with those offered by the Company (a "Business"). Notwithstanding the foregoing, the Executive shall be permitted to consult for or be employed by an entity engaging in a Business during the two year post-employment non-competition period if he works for a independently-managed and operated subsidiary, affiliate or division of such entity that does not engage in a Business and does not perform any services for the aspects of such entity engaging in a Business. Nothing herein shall prevent the Executive from acquiring or owning 3% or less of any publicly-traded class of securities so long as the Executive holds such securities as a passive investment.

                (b) During the Term, and for a period of two (2) years thereafter, the Executive may not entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent to do so from the Company.

                During the Term, and for a period of two (2) years thereafter, the Executive may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company, absent prior written consent to do so from the Company.

        7.      Provisions Necessary and Reasonable.

                (a) The Executive agrees that (i) the provisions of Sections 4, 5 and 6 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 6 of this Agreement are reasonable and necessary to protect the Company's business interests; and (iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

                (b) If any of the covenants contained in Sections 4, 5 and 6 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                (c) If any of the covenants contained in Sections 4, 5 and 6 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

        8.      Termination and Severance.

                Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate under the following circumstances:

                (a) Termination by the Company for Cause. The Company may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as (i) the Executive's material breach of the terms of this Agreement; (ii) the Executive's commission of any felony or any crime involving moral turpitude; or (iii) gross negligence or willful misconduct by the Executive in connection with his position hereunder or the Executive's willful refusal to perform his duties hereunder or the lawful directives of the Board, after thirty (30) days' written notice and an opportunity to cure. A termination of the Executive's employment hereunder for Cause shall occur only through a majority vote of the Board after the Executive has been afforded an opportunity to appear before the Board, with counsel, to present his position. Upon the termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive other than for Salary earned under this Agreement prior to the date of termination, and any accrued but unused vacation.

                (b) Termination by the Company Without Cause. The Executive's employment hereunder may be terminated without Cause by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause, or the Executive terminates his employment for Good Reason, as defined below, the Company shall, in addition to providing the payments required upon a termination pursuant to Section 8(a) above, (i) continue to pay the Executive the Salary and shall provide health coverage, under the same conditions as exist at the time of termination, for a period of eighteen (18) months, and shall, in addition, pay the Executive 30% of the Executive's total Salary for such eighteen (18) month period (either over the 18 month period together with the Salary payments or when the Company customarily pays bonuses to Employees, at the Company's sole discretion).; and
(ii) as to stock options granted by the Company to the Executive hereunder or granted after the Effective Date ("Acceleration Options"), any portion of such Acceleration Options which is unvested shall accelerate and vest in full, and the Executive shall be permitted to exercise vested Acceleration Options up to one (1) year after the effective date of the termination. In the event that the Company elects not to renew this Agreement following the expiration of the Initial Term or any Renewal Period, the Company shall continue to pay the Executive the Salary and shall provide health coverage, under the same conditions as exist at the time of the expiration of the Initial Term or the relevant Renewal Period, for a period of eighteen (18) months, and shall, in addition, pay the Executive 30% of the Executive's total Salary for such eighteen (18) month period (either over the 18 month period together with the Salary payments or when the Company customarily pays bonuses to Employees, at the Company's sole discretion). As a condition of receiving severance benefits pursuant to this Agreement, the Executive shall executive and deliver to the Company prior to his receipt of such benefits a general release substantially in the form attached hereto as Exhibit A.

                (c) Termination by the Executive. The Executive may terminate his employment hereunder at any time without Good Reason upon one (1) month's written notice to the Company. Upon the termination of the Executive's employment hereunder by the Executive without Good Reason, the Company shall have no further obligation or liability to the Executive other than for Salary earned under this Agreement prior to the date of termination, the pro rated portion of any guaranteed bonus earned through the date of termination and any accrued but unused vacation. The Executive may also terminate his employment hereunder for "Good Reason," within ninety (90) days of the occurrence of any of the following events (i) a material breach of this Agreement by the Company;
(ii) a material reduction in the Executive's title, duties or responsibilities or the assignment to the Executive of duties inconsistent with his position, as specified in Section 1 hereof; (iii) a change in the Executive's reporting relationship so that he no longer reports directly to the Board of Directors of the Company (or successor entity); or (iv) a relocation of the Executive's worksite to a location not within fifty (50) miles of New York County, New York (or during the first year of Term, to a location outside of Massachusetts or not within fifty (50) miles of New York County, New York). The Executive shall give the Company thirty (30) days' written notice and opportunity to cure prior to any termination for Good Reason.

                (d) Death. In the event of the Executive's death during the Term of this Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall have no further obligation or duty to the Executive or his estate or beneficiaries other than for the Salary earned under this Agreement to the date of termination, the pro rated portion of any guaranteed bonus earned through the date of death and any payments or benefits due under Company policies or benefit plans.

                (e) Disability. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve (12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 8(e), and the

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Company shall have no further obligation or duty to the Executive other than for
Salary earned under this Agreement prior to the date of termination, the pro rated portion of any guaranteed bonus earned through the date of termination and any payments or benefits due under Company policies or benefit plans.

        9.      Non-Disparagement.

                The Executive hereby agrees that during the Term, and at all times thereafter, the Executive will not make any statement that is disparaging about the Company, any of its officers, directors, employees or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of the Company. The Executive further agrees that during the same period the Executive will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, employees or shareholders.

        10.     Representations Regarding Prior Work and Legal Obligations

                The Executive represents that the Executive has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts the Executive's ability to accept employment with, or to perform any function for, the Company. The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played nay part in creating while working for any former employer. The Executive has been advised by the Company that at no time should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company. The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

        11.     Choice of Law.

                The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of New York, without giving effect to conflict of law principles.

        12.     Miscellaneous.

                (a) Assignment. The parties acknowledge and agree that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

                (b) Withholding. All salary and bonus payments required to be made by the Company to the Executive under this Agreement shall be subject to all withholding required by law.

                (c) Entire Agreement. This Agreement sets forth the entire agreement between the parties and, as of the Effective Date, supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment other than any written agreements executed by the parties in connection with the grant of stock options to the Executive by the Company.

                (d) Amendments. Any attempted modification of this Agreement will not be effective unless signed by an officer of the Company and the Executive.

                (e) Waiver of Breach. The Executive understands that a breach of any provision of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                (f) Severability. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                (g) Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                If to the Company:

                21 Astor Place
                New York, New York 10003
                Attention: General Counsel


                If to Executive:

                c/o Jupiter Media Metrix, Inc.
                21 Astor Place
                New York, New York 10003

                (h) Survival. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.



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                (i)     Headings. The parties acknowledge that the headings in
this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.



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


        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth above.




EXECUTIVE                                JUPITER MEDIA METRIX, INC.


/s/ Robert Becker                        By: /s/ Tod Johnson
--------------------------------            -----------------------------------
Robert Becker                            Name: Tod Johnson
                                               --------------------------------
                                         Title: Chief Executive Officer
                                                -----------------------------

                                    EXHIBIT A

                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

        This Separation Agreement and General Release ("Agreement") is made and entered into this ____ day of _____, _____, by and between JUPITER MEDIA METRIX, INC. (hereinafter the "Company" or "Employer") and ROBERT BECKER ("Employee") (hereinafter collectively referred to as the "Parties"), and is made and entered into with reference to the following facts.

                                    RECITALS

        WHEREAS, Employee was hired by the Company in July 2001 as the Company's Chief Executive Officer; and

        WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective ______, ____; and

        WHEREAS, the Parties each desire to resolve any potential disputes which exist or may exist arising out of Employee's employment with the Company and/or the termination thereof.

        NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

                                    AGREEMENT

        1. AGREEMENT BY THE COMPANY. In exchange for Employee's agreement to be bound by the terms of this entire Agreement, including but not limited to the Release of Claims in paragraph 3, the Company agrees to provide Employee with the payment and benefits as provided for in Section 8 of the Employment Agreement between the parties, dated July __, 2001.

        Employee acknowledges that, absent this Agreement, he has no legal, contractual or other entitlement to the consideration set forth in this paragraph and that the amount set forth in this paragraph constitute valid and sufficient consideration for Employee's release of claims and other obligations set forth herein.

        2. RELEASE OF CLAIMS. Employee hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the Age Discrimination in Employment Act,

Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act.

        3. ACCEPTANCE OF AGREEMENT/REVOCATION. This Agreement was received by Employee on ______, ____. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before _______.

        4. CONFIDENTIALITY. Employee understands and agrees that this Agreement, and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that Employee will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, with the exception of his/her immediate family members and professional representatives, unless required by subpoena or court order. Employee further agrees that he will not, at any time in the future, make any statements to any third parties that disparage any of the Releasees personally or professionally.

        5. NEW YORK LAW APPLIES. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of New York. Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in the State and County of New York, and the parties consent to the jurisdiction of such courts. In any action arising out of this Agreement, or involving claims barred by this Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

        6. VOLUNTARY AGREEMENT. EMPLOYEE UNDERSTANDS AND AGREES THAT HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.


        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.



DATED:                       ,              JUPITER MEDIA METRIX, INC.
       ---------------------- -----


                                            By:
                                                --------------------------------

                                            Its:
                                                --------------------------------



DATED:                       ,              ROBERT BECKER
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                                            ------------------------------------




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